Exhibit 32.2

 Certification

Pursuant to 18 U.S.C. § 1350, I, Syed Naqvi, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of Parabel Inc. for the quarter ended June 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Parabel Inc.

/s/ Syed Naqvi
Name:	Syed Naqvi
Title:	Chief Financial Officer (Principal Financial Officer)

Date: August 14, 2013

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.